UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2022

 PING IDENTITY HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39056	81-2933383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 17th Street, Suite 100
Denver, CO 80202

(Address of principal executive offices)

(303) 468-2900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	PING	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On August 2, 2022, Ping Identity Holding Corp., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Project Polaris Holdings, LP, a Delaware limited partnership (“Parent”), and Project Polaris Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are affiliates of Thoma Bravo Fund XV, L.P., a Delaware limited partnership (the “Fund”), and private equity fund managed by Thoma Bravo, L.P. Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”).

Effect on Capital Stock

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (i) each share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) that is issued and outstanding as of immediately prior to the Effective Time (other than any shares of Company Common Stock that are held by the Company as treasury stock or owned by Parent, Merger Sub or any other subsidiaries thereof, or any shares of Company Common Stock as to which appraisal rights have been properly exercised in accordance with Delaware law), will be automatically cancelled, extinguished and converted into the right to receive $28.50, without interest thereon (the “Per Share Price”), and (ii) each share of Company Common Stock that is held by the Company as treasury stock or owned by Parent, Merger Sub or any other subsidiaries thereof, in each case, as of immediately prior to the Effective Time, will be automatically cancelled and extinguished without any conversion thereof or consideration paid therefor.

Representations and Warranties and Covenants

The Company, Parent and Merger Sub have each made customary representations, warranties and covenants in the Merger Agreement. Among other things, (i) the Company has agreed, subject to certain exceptions, to use commercially reasonable efforts to conduct its business in all material respects in the ordinary course of business and preserve intact in all material respects its significant commercial relationships with third parties, from the date of the Merger Agreement until the earlier of the Effective Time or the termination of the Merger Agreement in accordance with its terms, and not to take certain actions prior to the Effective Time without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed) and (ii) from the date of the Merger Agreement until the earlier of the Effective Time or the termination of the Merger Agreement in accordance with its terms, the Company agreed not to solicit or engage in discussions or negotiations regarding any alternative business combination transaction.

Treatment of Company Equity Awards and Company Employee Stock Purchase Plan (“Company ESPP”)

Each Company stock option that is outstanding as of immediately prior to the Effective Time with an exercise price per share less than the Per Share Price, whether vested or unvested (a “Company Option”), will, at the Effective Time, be automatically cancelled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the number of shares of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time and (ii) the excess, if any, of the Per Share Price over the per share exercise price of such Company Option.

Each Company Option with an exercise price per share equal to or greater than the Per Share Price will be cancelled automatically at the Effective Time for no consideration.

Each award of restricted stock units (“RSUs”) of the Company that is outstanding as of immediately prior to the Effective Time or that vests in accordance with its terms as a result of the consummation of the transactions contemplated by the Merger Agreement (the “Transactions”) (a “Vested Company RSU”) will automatically, at the Effective Time, be cancelled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the Per Share Price and (ii) the total number of shares of Company Common Stock subject to such Vested Company RSU as of immediately prior to the Effective Time.

Each award of Company RSUs that is outstanding as of immediately prior to the Effective Time that is not a Vested Company RSU (an “Unvested Company RSU”) will automatically, at the Effective Time, be cancelled and converted into and will become the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the Per Share Price and (ii) the total number of shares of Company Common Stock subject to such Unvested Company RSU as of immediately prior to the Effective Time (the “Cash Replacement Company RSU Amounts”), which Cash Replacement Company RSU Amounts will, subject to the holder’s continued service through the applicable vesting dates, generally vest and be payable at the same time as the Company RSUs for which the Cash Replacement Company RSU Amounts were exchanged would have vested and been payable pursuant to its terms.

Each award of performance-based restricted stock units of the Company (“Company PSUs”) that is outstanding and vested as of immediately prior to the Effective Time or that vests in accordance with its terms as a result of the consummation of the Transactions (including any Company PSUs for which the applicable vesting condition is met prior to or as a result of the consummation of the Transactions) (a “Vested Company PSU”) will automatically, at the Effective Time, be cancelled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the Per Share Price and (ii) the total number of shares of Company Common Stock subject to such Vested Company PSU as of immediately prior to the Effective Time.

Each award of Company PSUs that is outstanding as of immediately prior to the Effective Time that is not a Vested Company PSU (an “Unvested Company PSU”) will automatically, at the Effective Time, be cancelled and converted into and will become the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the Per Share Price and (ii) the total number of shares of Company Common Stock subject to such Unvested Company PSU immediately prior to the Effective Time with any performance metrics deemed achieved at target levels of performance (the “Cash Replacement Company PSU Amounts”). All Cash Replacement Company PSU Amounts will, subject to the holder’s continued service through the applicable vesting dates, generally vest and be payable at the same time as the Company PSUs for which the Cash Replacement Company PSU Amounts were exchanged would have vested and been payable pursuant to its terms.

As soon as practicable following August 2, 2022, the Company will ensure that (i) except for the offering period in effect as of such date, no new offering periods will be authorized or commenced under the Company ESPP, (ii) no new participants will commence participation in the Company ESPP, (iii) no participant will be permitted to increase such participant’s payroll deduction election or contribution rates, and (iv) each purchase right outstanding under the Company ESPP as of August 2, 2022 will be exercised no later than three business days prior to the Effective Time, with participants’ accumulated contributions used to purchase shares of Company Common Stock in accordance with the terms of the Company ESPP on such final exercise date and with the Company ESPP to be terminated effective as of immediately prior to the Effective Time. All shares of Company Common Stock purchased on the final exercise date under the Company ESPP will be cancelled at the Effective Time and converted into the right to receive the Per Share Price.

Closing Conditions

The closing of the Merger (the “Closing”) is conditioned on certain conditions, including (i) the adoption of the Merger Agreement by the holders of a majority of the outstanding Company Common Stock, (ii) the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Act, (iii) certain other approvals and clearances by government authorities, and (iv) other customary conditions for a transaction of this type, such as the absence of any legal restraint prohibiting the consummation of the Transactions and the absence of any Company Material Adverse Effect (as defined in the Merger Agreement).

Termination Rights

The Merger Agreement contains certain customary termination rights for the Company and Parent, including (i) if the Merger is not consummated by 11:59 p.m., New York City time, on March 2, 2023 (subject to an extension until August 2, 2023 under certain circumstances for the purpose of obtaining certain regulatory approvals, in either case, the “Termination Date”), which may be extended to February 2, 2024 in certain circumstances, (ii) if the required approval by a majority of the Company’s stockholders is not obtained, (iii) if the other party breaches its representations, warranties or covenants in a manner that would cause the conditions to the Closing set forth in the Merger Agreement to not be satisfied and fails to cure such breach, or (iv) if any judgment, law or order prohibiting the Merger or the Transactions has become final and non-appealable. In addition, (x) subject to compliance with certain terms of the Merger Agreement, the Merger Agreement may be terminated by the Company (prior to obtaining the required Company stockholder approval) in order to enter into a definitive agreement providing for a superior proposal, (y) the Merger Agreement may be terminated by the Company (A) if all conditions of Parent and Merger Sub to consummate the Closing are satisfied or waived, (B) Parent fails to consummate the Merger three business days after the first date on which it is required to consummate the Closing pursuant to the Merger Agreement and (C) the Company has irrevocably confirmed to Parent in writing that it is prepared to consummate the Closing and (z) the Merger Agreement may be terminated by Parent if the Company’s board of directors changes its recommendation.

Termination Fee

If (i) the Merger Agreement is validly terminated by (x) Parent or the Company, if the Merger has not occurred by the Termination Date (provided that all conditions to Closing, other than approval of the Merger by a majority of the Company’s stockholders, have been satisfied or waived at the Termination Date), (y) Parent or the Company, if the Company fails to obtain the required approval of the Merger by a majority of the Company’s stockholders or (z) Parent, due to the Company’s uncured breach of its representations, warranties and covenants set forth in the Merger Agreement, (ii) prior to such termination, a third party publicly announces and does not withdraw a proposal for an alternative control transaction with the Company, and (iii) within one year following such termination, the Company enters into a definitive agreement providing for an alternative control transaction, the Company will be required to pay Parent a termination fee equal to $78,000,000 (the “Company Termination Fee”). The Company is also required to pay the Company Termination Fee if (i) Parent terminates the Merger Agreement because the board of directors of the Company changes its recommendation regarding the Merger or (ii) if, prior to obtaining the required approval by a majority of the Company’s stockholders, the Company terminates the Merger Agreement to enter into a definitive agreement providing for an alternative control transaction the board of directors of the Company deems to be superior to the Transactions, and the Company has not materially breached its non-solicitation covenant with respect to such superior proposal. If the Merger Agreement is validly terminated and the Company Termination Fee is payable by the Company to Parent in accordance with its terms, then, in addition to the Company Termination Fee, the Company will be required to pay to Parent an amount equal to the sum of all Parent’s and Merger Sub’s documented and reasonable out-of-pocket expenses in connection with the Merger, such amount not to exceed $1,500,000.

The foregoing description of the Merger Agreement and the Transactions is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated by reference herein. The Merger Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company or Parent. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of the Company or Parent. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement. Further, investors should read the Merger Agreement not in isolation, but only in conjunction with the other information that the respective companies include in reports, statements and other filings they make with the U.S. Securities and Exchange Commission (the “SEC”).

Financing Commitment

Parent and Merger Sub have secured committed financing which is subject to customary terms and conditions, consisting of equity financing from the Fund, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate merger consideration and all related fees and expenses of the Company, Parent and Merger Sub (including in connection with the Equity Financing). Parent has committed to use its reasonable best efforts to obtain the financing on the terms and conditions described in the commitment letter entered into with the Fund.

The Fund has provided a limited guarantee in favor of the Company to guarantee, subject to certain limitations, the payment of reasonable out-of-pocket fees, cost and expenses incurred by the Company in connection with any suit contemplated by, and solely to the extent reimbursable under the Merger Agreement, and any monetary damages (subject to a cap of $193,500,000).

Voting Agreement

In connection with the consummation of the transactions contemplated by the Merger Agreement, certain stockholders of the Company have executed a voting agreement (the “Voting Agreement”) in favor of Parent concurrently with the execution of the Merger Agreement, pursuant to which such stockholders have agreed, among other things, to vote all shares of Company Common Stock owned by them, collectively constituting approximately 9.7% of the Company’s outstanding common stock, in favor of the approval and adoption of the Merger Agreement.

The foregoing description of the Voting Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Voting Agreement, which is attached as Exhibit 10.1 to this report and incorporated by reference herein.

Item 8.01	Other Events.

As described in Item 1.01 above, on August 2, 2022, the Company entered into the Merger Agreement.

Also on August 3, 2022, the Company issued an employee letter from Andre Durand, Founder and Chief Executive Officer of the Company, to all of the Company’s employees. A copy of the employee letter is attached hereto as Exhibit 99.2 to this report and incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains and the Company’s other filings and press releases may contain forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, the Company. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: (i) the risk that the proposed Merger may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company Common Stock; (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the receipt of certain regulatory approvals; (iii) the failure to obtain stockholder approval; (iv) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, including in circumstances requiring the Company to pay a termination fee; (v) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results and business generally; (vi) risks that the proposed transaction disrupts the Company’s current plans and operations; (vii) the Company’s ability to retain and hire key personnel and maintain relationships with key business partners and customers, and others with whom it does business, in light of the proposed transaction; (viii) risks related to diverting management’s attention from the Company’s ongoing business operations; (ix) unexpected costs, charges or expenses resulting from the proposed Merger; (x) potential litigation relating to the Merger that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; (xi) continued availability of capital and financing and rating agency actions; (xii) certain restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xiii) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war or hostilities or the COVID-19 pandemic, as well as management’s response to any of the aforementioned factors; (xiv) the impact of adverse general and industry-specific economic and market conditions, including any impact from ongoing conflict in Ukraine and Russia, and reductions in IT and identity spending; (xv) uncertainty as to timing of completion of the proposed Merger; and (xv) other risks described in the Company’s filings with the SEC, such risks and uncertainties described under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K filed with the SEC on February 24, 2022, the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 4, 2022, and subsequent filings. While the list of risks and uncertainties presented here is, and the discussion of risks and uncertainties to be presented in the information statement will be, considered representative, no such list or discussion should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, and legal liability to third parties and similar risks, any of which could have a material adverse effect on the completion of the Merger and/or the Company’s consolidated financial condition, results of operations, credit rating or liquidity. The forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This Current Report on Form 8-K is being made in respect of the pending Merger involving the Company and Parent. The Company will file with the SEC a proxy statement on Schedule 14A relating to its special meeting of stockholders and may file or furnish other documents with the SEC regarding the pending Merger. When completed, a definitive proxy statement will be mailed to the Company’s stockholders. INVESTORS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT REGARDING THE PENDING MERGER AND ANY OTHER RELEVANT DOCUMENTS IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PENDING MERGER.

The definitive proxy statement will be filed with the SEC and mailed or otherwise made available to the Company’s stockholders. The Company’s stockholders may obtain free copies of the documents the Company files with the SEC from the SEC’s website at www.sec.gov or through the Investors portion of the Company’s website at investor.pingidentity.com under the link “Financials” and then under the link “SEC Filings” or by contacting the Company’s Investor Relations by e-mail at investor@pingidentity.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the pending Merger. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s 2022 annual proxy statement filed with the SEC on March 21, 2022, and in the related amendment filed on April 20, 2022. Other information regarding the participants in the proxy solicitation and a description of their interests will be contained in the proxy statement for the Company’s special meeting of stockholders and other relevant materials to be filed with the SEC in respect of the proposed Merger when they become available. These documents can be obtained free of charge from the sources indicated above.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, by and among Ping Identity Holding Corp., Project Polaris Holdings, LP and Project Polaris Merger Sub, Inc., dated as of August 2, 2022.*
10.1	Voting Agreement, by and among Project Polaris Holdings, LP, Ping Identity Holding Corp., Vista Equity Partners Fund VI, L.P., Vista Equity Partners Fund VI-A, L.P. and VEPF VI FAF, L.P..
99.2	Employee Letter.
104	Cover Page Interactive Data file (embedded within the Inline XBRL document).

*All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PING IDENTITY HOLDING CORP.

Date: August 3, 2022	By:	/s/ Shalini Sharma
Name: Shalini Sharma
Title: Chief Legal Officer